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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      GENERAL ELECTRIC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


                    DELAWARE                               13-1500700
    (State of incorporation or organization)            (I.R.S. employer
                                                     identification number)

              260 LONG RIDGE ROAD
             STAMFORD, CONNECTICUT                            06927
(Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the follow box. [X]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the follow box. [ ]


Securities Act registration statement file number to which this form relates:
333-132807


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class to            Name of each exchange on which
           be so registered               each class is to be registered
       ------------------------        ------------------------------------
           6.45% Notes due                    New York Stock Exchange
            June 15, 2046

     Securities to be registered pursuant to Section 12(g) of the Act: None




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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of the 6.45% Notes due June 15, 2046 (the "Notes") of General Electric Capital Corporation, a Delaware corporation (the "Registrant"), registered hereby is contained under the heading "Description of the Notes" in the pricing supplement and the prospectus supplement and under the heading "Description of Debt Securities" in the prospectus thereto forming a part of the Registrant's Registration Statement on Form S-3 (File No. 333-132807) filed with the Securities and Exchange Commission (the "Commission") on March 29, 2006, as declared effective by the Commission on March 29, 2006 and is hereby incorporated herein by reference.

        The Registrant has filed an application to list the Notes on The New York Stock Exchange, Inc. (the "NYSE"). As of the date this registration statement is filed with the Commission, the NYSE has approved the Notes for listing, subject to notice of official issuance. This Registration on Form 8-A is being filed to list the Notes on the NYSE.

ITEM 2. EXHIBITS.

        See Exhibit Index.

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                                                                               2

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant, General Electric Capital Corporation, has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By:     /s/ Kathryn A. Cassidy
                             ---------------------------------------------
                                 Kathryn A. Cassidy
                                 Title: Senior Vice President-Corporate Treasury
                                        and Global Funding Operation





Dated: August 10, 2006

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                                  EXHIBIT INDEX

   EXHIBIT
     NO.                              DESCRIPTION
   -------                            -----------

4(a) Amended and Restated General Electric Capital Corporation Standard Global Multiple Series Indenture Provisions dated as of February 27, 1997 (incorporated by reference to Exhibit No. 4(a) to the Company's Registration Statement on Form S-3 (No. 333-59707)).


4(b) Third Amended and Restated Indenture dated as of February 27, 1997 between the Company and JPMorgan Chase Bank., N.A. (formerly known as The Chase Manhattan Bank), as successor trustee (incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-3 (No. 333-59707)).


4(c) Form of Global Medium-Term Notes, Series A, Fixed Rate Registered Note (incorporated by reference to Exhibit 4(m) to the Company's Registration Statement on Form S-3 (No. 333-100527)).


24 Power of Attorney (incorporated by reference to Exhibit 24 to the Company's Registration Statement on Form S-3 (No. 333-132807)).